UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2023

CEREVEL THERAPEUTICS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39311	85-3911080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Jacobs Street Suite 200
Cambridge, Massachusetts		02141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 304-2048

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CERE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 3, 2023, Cerevel Therapeutics Holdings, Inc. (the "Company") issued a press release announcing financial results for the quarter ended March 31, 2023. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Transition

On May 3, 2023, the Company announced that N. Anthony Coles will transition from his role as Chief Executive Officer (“CEO”) of the Company, effective as of June 12, 2023. Dr. Coles will continue to serve as the chairperson of the Company’s board of directors (the “Board”).

On May 3, 2023, the Company also announced that, in connection with Dr. Coles’ transition, the Board appointed Ronald Renaud to succeed Dr. Coles as President and CEO of the Company and serve as a member of the Board, effective as of June 12, 2023. In connection with Mr. Renaud’s appointment, the size of the Board will be increased from 11 to 12 members and Mr. Renaud will be appointed as a Class I director, with a term expiring at the 2024 annual meeting of stockholders, to fill the vacancy, effective as of June 12, 2023.

Prior to joining the Company, Mr. Renaud, 54, served as a Partner of Bain Capital Life Sciences from September 2022 until May 2023. From 2014 until its acquisition by Sanofi S.A. in September 2021, Mr. Renaud served as the chair and chief executive officer of Translate Bio, Inc. (Nasdaq: TBIO). From 2007 to 2014, Mr. Renaud worked at Idenix Pharmaceuticals, Inc. (Nasdaq: IDIX), where he held positions of increasing responsibility, including chief financial officer, chief business officer and eventually president and chief executive officer, up until its acquisition by Merck & Co., Inc. (NYSE: MRK). Prior to joining Idenix, Mr. Renaud was a biotechnology equity research analyst at J.P. Morgan, Schwab Soundview and Bear Stearns. He also spent more than five years at Amgen, where he held positions in clinical research, investor relations and finance. Mr. Renaud currently serves on the board of directors of Jnana Therapeutics and Upstream Bio, and previously served on the board of directors of Atara Biotherapeutics from April 2020 to December 2022, Ikena Oncology from March 2018 to December 2022, Chimerix from December 2014 to November 2020 and Akebia Therapeutics from September 2014 to December 2018. Mr. Renaud earned a B.A. from St. Anselm College and an MBA from the Marshall School of Business at the University of Southern California. The Company believes that Mr. Renaud is qualified to serve on the Board because of his extensive experience serving as an executive officer and as a director within the life sciences industry.

Employment Agreement

On May 1, 2023, the Company entered into an employment agreement with Mr. Renaud (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Renaud will be paid an annual base salary of $675,000 and have the opportunity to earn a target annual incentive plan award of 65% of his annual base salary (the “Target Bonus”). Mr. Renaud is also eligible to be granted annual long-term incentive awards in the form of stock options to purchase shares of the Company’s common stock (“Options”), restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”). The Options shall have an aggregate grant date fair value of $5,250,000, the RSUs shall have an aggregate grant date fair value equal to $5,250,000 and the target number of PSUs shall equal $10,500,000 divided by the average of the closing prices for one share of the Company’s common stock for the twenty (20) consecutive trading days ending on (and including) the date Mr. Renaud commences employment (the “Grant Date”). The Options shall vest over four years, with 25% of the Options vesting on the first anniversary of the Grant Date and the remaining 75% vesting in thirty-six monthly installments thereafter. The RSUs shall vest in four equal annual installments beginning on the first anniversary of the Grant Date. The PSUs shall vest at the end of a four-year performance period following the Grant Date, with 50% of the PSUs eligible to vest based on absolute TSR performance measured at the end of the performance period (with a payout range of 0% to 250% of the target number of PSUs, or 50% to 275% of the target number of PSUs upon a Sale Event (as defined in the Employment Agreement)) and the remaining 50% eligible to vest based on relative TSR performance at the end of the performance period as compared against the constituent companies of the Nasdaq Biotech Index as of the Grant Date (with a payout range of 0% to 250% of the target number of PSUs). The PSUs will be subject to the terms and conditions of a Performance Restricted Stock Unit Award Agreement under the Company’s 2020 Equity Incentive Plan (the “PSU Award Agreement”). Mr. Renaud will also be eligible to participate in the employee benefits plans generally available to other senior executive officers of the Company.

Pursuant to the terms of the Employment Agreement, in the event that Mr. Renaud is terminated without cause or resigns for good reason (in each case, as defined in the Employment Agreement), outside of a Sale Event Period (as defined in the Employment Agreement), then Mr. Renaud will be entitled to receive: (i) payment of his base salary for two (2) years following his date of termination; (ii) the Target Bonus for the year of termination, prorated for the number of days during the year in which Mr. Renaud’s employment terminates that he was employed by the Company; and (iii) the Company’s contribution toward the coverage Mr. Renaud and his eligible dependents are eligible for under the Company’s health insurance policy for up to 18 months following the date of termination. In the event Mr. Renaud is terminated by the Company without cause or resigns for good reason, during a period of time that begins three (3) months prior to and ends twelve (12) months following the occurrence of the first event constituting a Sale Event (as defined in the Employment Agreement), Mr. Renaud will be eligible to receive: (i) an amount equal to two (2) times his base salary; (ii) the Target Bonus for the calendar year in which the date of termination occurs; (iii) the Company’s contribution toward the coverage Mr. Renaud and his eligible dependents are eligible for under the Company’s health insurance policy for up to 18 months following the date of termination; and (iv) all equity awards with conditions and restrictions relating to the attainment of performance goals payable in the Board’s discretion or to the extent provided in the award agreement and the full accelerated vesting of his then-unvested time-based equity awards.

Waiver

On April 27, 2023, the Company entered into a waiver (the “Waiver”) of the Amended and Restated Registration and Shareholder Rights Agreement, dated as of October 27, 2020, by and among the Company and the investors party thereto, to expand the size of the Board to 12 directors and permit Mr. Renaud to be appointed as a Class I director.

The foregoing summaries of the Employment Agreement, PSU Award Agreement and Waiver are qualified in their entirety by the actual terms of the Employment Agreement, PSU Award Agreement and Waiver, respectively, each of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending June 30, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Cerevel Therapeutics Holdings, Inc. on May 3, 2023, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEREVEL THERAPEUTICS HOLDINGS, INC.

Date:	May 3, 2023	By:	/s/ Mark Bodenrader
Mark Bodenrader Interim Chief Financial Officer